Exhibit 21.01
SUBSIDIARIES

NAME OF THE SUBSIDIARY	STATE OF INCORPORATION
Adesso-Madden, Inc.	New York
The Asean Corporation Limited	British Virgin Islands
BA Brand Holdings LLC	New York
BA Brand Management LLC	New York
BAI Holding, LLC	New York
B.B. Dakota, Inc.	California
BJ Acquisition LLC	Delaware
Cejon Accessories Inc	New York
Comercial Diecesiette S.A. de C.V.	Mexico
Daniel M. Friedman & Associates, Inc.	New York
Diva Acquisition Corp.	Delaware
Dolce Vita Footwear Inc	Washington
Dolce Vita Holdings, Inc.	Washington
DV Retail Inc	New York
GREATS Brand, Inc.	Delaware
Importadora Steve Madden Mexico S de RL de CV	Mexico
Madden Asia Holding Limited	Hong Kong
Madden Europe Holdings B.V.	Netherlands
Madden International Limited	Hong Kong
Maddman Productions LLC	New York
Madlove LLC	New York
Maximus Designer Shoes	Mexico
Platinum Design Limited	China
Report Footwear Inc	Washington
Schwartz & Benjamin, Inc.	New York
SMI Holding I S.C.S.	Luxembourg
SMI Holding II S.C.S.	Luxembourg
SMI, LLC	Delaware
SML Canada Acquisition Corp.	Canada
SML Holdings S.a.r.l	Luxembourg
Steven Madden Europe B.V.	Netherlands
Steven Madden Holding LLC	Delaware
Steven Madden Retail, Inc.	Delaware
StevMad Fashion Portugal, Unipessoal Lda	Portugal
The Topline Corporation	Washington
Topline Footwear Limited	Hong Kong
Trendy Imports S de RL de CV	Mexico